UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2013

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 13, 2013, the Board of Directors of Axcelis Technologies, Inc. (the “Company”) adopted, subject to stockholder approval, a proposal to amend the 2012 Equity Incentive Plan (“2012 Equity Plan”).  On or about March 26, 2013, the Company made available a proxy statement to its stockholders describing the matters to be voted on at the Annual Meeting to be held on May 14, 2013, including the proposal to amend the 2012 Equity Plan (Proposal 3).

The Board of Directors has modified the proposal to amend the 2012 Equity Plan so that the total number of shares of stock available for issuance will be 7,050,000 shares (instead of 9,800,000 shares initially proposed) subject to adjustment as described in the Proxy Statement. This represents an increase of 3,250,000 shares.  Specifically, the first sentence of Section 4(a) of the Plan has been amended to read as follows:

“Subject to adjustment under subsection 4(b), up to an aggregate of 7,050,000 shares of Common Stock may be issued pursuant to Awards, including Incentive Stock Options, under the Plan.”

The Company has filed with the Securities and Exchange Commission a Schedule 14A Supplement to the Proxy Statement for the Annual Meeting regarding this amendment to the 2012 Equity Plan.  There is no change in the time or place of the Annual Meeting or the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting.  Except as described above, the 2012 Equity Plan and the description thereof contained in the Proxy Statement remain unchanged. The Board of Directors continues to recommend unanimously that the stockholders vote FOR the proposals listed in the Proxy Statement, as supplemented.  Stockholders do not have to take any action if they have previously voted shares on the Annual Meeting proposals and do not wish to change their vote on any proposal.  Stockholders wishing to change their prior votes should consult the Supplement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2013	Axcelis Technologies, Inc.

	By:	/s/ Lynnette C. Fallon
Lynnette C. Fallon
Executive Vice President
HR/Legal and General Counsel